UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On June 14, 2016, Regional Management Corp. (the “Company”) entered into an Employment Agreement with Peter R. Knitzer, a member of the Board of Directors (the “Board”) of the Company, whereby Mr. Knitzer will be appointed the Chief Executive Officer (“CEO”) of the Company on the date Mr. Knitzer commences employment, which date shall be no later than August 1, 2016 (the “Commencement Date”). As part of the Company’s executive succession plan and in connection with Mr. Knitzer’s appointment as CEO, effective as of the Commencement Date, current CEO Michael R. Dunn will transition to Executive Chairman of the Board and current Chairman of the Board, Alvaro G. de Molina, will become Lead Independent Director.

There are no arrangements or understandings between Mr. Knitzer and any other person pursuant to which Mr. Knitzer was selected as CEO; there are no family relationships between Mr. Knitzer and any of the Company’s directors or executive officers; and there are no related party transactions involving Mr. Knitzer that are reportable under Item 404(a) of Regulation S-K.

Mr. Knitzer, age 57, has over 28 years of experience in consumer financial services. He has been a director of the Company since July 2015 and has been an advisor to financial services companies since 2013. In 2011 and 2012, Mr. Knitzer served as President and Director at E*TRADE Bank, and in 2013 he served as Executive Vice President and head of the Payments group at CIBC. Prior to joining E*TRADE, Mr. Knitzer spent 14 years at Citigroup in various senior roles, including Chairman and Chief Executive Officer of Citibank North America—a top 10 retail and commercial bank—Business Head, Cross-Sell Customer Management for all Citigroup businesses, and EVP/Managing Director of Citi Cards, Citigroup’s leading global credit card business. Mr. Knitzer has also previously held senior marketing positions at Chase Manhattan Bank, American Express, and Nabisco Brands. He received his M.B.A. in marketing and finance from Columbia University Graduate School of Business and his B.A. in political science from Brown University. Mr. Knitzer also served as a Director for Habitat for Humanity, New York City from 2008 to 2014, including Board Chair from 2011 to 2013. He currently serves on the Advisory Board of Columbia University Business School’s Lang Center for Entrepreneurship.

On June 14, 2016, the Company issued a press release announcing Mr. Knitzer’s appointment as CEO and Mr. Dunn’s resignation as CEO and appointment as Executive Chairman of the Board, in each case effective as of the Commencement Date. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement – Peter R. Knitzer

In connection with his appointment as the Company’s CEO, Mr. Knitzer entered into an Employment Agreement with the Company (the “Employment Agreement”), dated June 14, 2016, with a term commencing on the Commencement Date and terminating three years thereafter. Pursuant to the Employment Agreement, Mr. Knitzer will be paid an annual base salary of $530,000, which is subject to increases as may be determined by the Board or Compensation Committee from time to time. For each calendar year during the employment term, Mr. Knitzer is also eligible to earn an annual bonus award under the Company’s Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The Employment Agreement provides that Mr. Knitzer will be eligible for a prorated bonus during 2016.

The Employment Agreement also provides that Mr. Knitzer will receive compensation in the following forms: a nonqualified stock option (the “Option”); a performance-contingent restricted stock unit award (the “RSU”); and a cash-settled performance unit award (the “Performance Unit Award”).

The Company will grant Mr. Knitzer the Option to purchase such number of shares of the Company’s common stock as is determined by dividing $950,000 by the fair value of the common stock (calculated on or as close in time as practicable to the grant date in accordance with GAAP using the Black-Scholes option pricing model). The Option will be granted on or shortly after the Commencement Date and will vest with respect to 20% of the number of shares subject to the Option on December 31, 2016, 40% of the number of shares subject to the Option on December 31, 2017, and 40% of the number of shares subject to the Option on December 31, 2018, subject to Mr. Knitzer’s continued employment with the Company through the applicable vesting date or as otherwise provided in the applicable award agreement. The Option price will be equal to the fair market value of the common stock on the grant date, and the Option will have a ten year term.

Subject to Mr. Knitzer’s continued employment from the date of commencement of employment until the grant date and, with respect to the RSU, the availability of sufficient shares of the Company’s common stock under the Company’s 2015 Long-Term Incentive Plan, as it may be amended, or any successor plan (collectively, the “2015 Plan”), the Company will grant Mr. Knitzer an RSU and a Performance Unit Award at the time the Company makes its long-term incentive awards in 2017 to other members of senior management.

The number of shares subject to the RSU will be determined by dividing $950,000 by the closing price of the Company’s common stock on or as close in time as practicable to the grant date. The RSU will be eligible for vesting on December 31, 2019, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Knitzer’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

The Performance Unit Award will be eligible for vesting on December 31, 2019, if and to the extent the performance criteria established by the Compensation Committee have been achieved and subject to Mr. Knitzer’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement. The target cash settlement value of the Performance Unit Award at vesting will be equal to $950,000.

Each of the Option, the RSU and the Performance Unit Award will be subject to the terms of the 2015 Plan and related award agreement. Commencing in 2018, and subject to his continued employment, Mr. Knitzer is eligible to receive equity-based awards under the 2015 Plan at the discretion of the Board or Compensation Committee.

Commencing in 2018, and for the remainder of the term of the Employment Agreement, Mr. Knitzer will be eligible to receive an annual base salary and cash and equity-based incentive compensation opportunities totaling in the aggregate at least $3,000,000, subject to the Compensation Committee’s discretion to adjust base salaries, determine allocations between cash and equity compensation opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms and conditions established by the Compensation Committee, and further subject to the terms and conditions of the applicable Company incentive plan and related award agreements (including, if applicable under any such plan or award agreement, multi-year vesting).

The Company will also provide Mr. Knitzer with benefits generally available to its other employees, which may include medical and retirement plans, in addition to the use of a cell phone and reasonable travel expenses, including reasonable expenses associated with Mr. Knitzer’s travel to and from his residence to the Company’s headquarters.

If Mr. Knitzer’s employment is terminated by the Company without “cause” or by Mr. Knitzer as a result of “good reason” (each as defined in the Employment Agreement), Mr. Knitzer will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) two times his salary in effect on the termination date, payable over a period of 24 months following his termination date; (3) two times his “average bonus” (as defined in the Employment Agreement) determined as of the termination date, payable over a period of 24 months following his termination date; (4) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year end but before the bonus for the preceding year is paid, the bonus for the preceding year; (5) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 24 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; (6) reasonable outplacement service expenses for 24 months following his termination date, which shall not exceed $25,000 per year and (7) reimbursement of expenses incurred prior to termination.

If Mr. Knitzer’s employment terminates due to his death or “disability” (as defined by the Employment Agreement), Mr. Knitzer, his designated beneficiary or his estate, as applicable, will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3)

the pro-rata portion of any bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year end but before the bonus for the preceding year is paid, the bonus for the preceding year. In addition, in the event Mr. Knitzer’s employment is terminated due to disability, he is entitled to continued payment of (1) two times his salary in effect on the termination date, payable over a period of 24 months following his termination date, (2) two times his average bonus, payable over a period of 24 months following his termination date, and (3) reasonable outplacement service expenses for 24 months following his termination date, which shall not exceed $25,000 per year, with the amounts specified in (1)-(2) reduced by the amounts payable under any disability insurance, plan or policy maintained by the Company.

If the Company terminates Mr. Knitzer’s employment with “cause” or if Mr. Knitzer voluntarily terminates his employment, he is entitled only to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year end but before the bonus for the preceding year is paid, Mr. Knitzer is also entitled to payment of the bonus for the preceding year.

Mr. Knitzer is also subject to various restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. Specifically, Mr. Knitzer is subject to a covenant not to disclose the Company’s confidential information during his employment and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive “business services” through or from “loan sources” (each as defined in the Employment Agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of two years following his termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Knitzer’s covenant not to compete is limited to an area within twenty-five miles of any Company branch or other office.

In addition, Mr. Knitzer shall abide by any equity retention policy, compensation recovery policy, stock ownership guidelines or other similar policies maintained by the Company.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Letter Agreement – Michael R. Dunn

Also on June 14, 2016, the Company entered into a Letter Agreement with Mr. Dunn (the “Letter Agreement”), whereby Mr. Dunn will resign as CEO and be appointed Executive Chairman of the Board effective as of the Commencement Date. From the Commencement Date until December 31, 2016 or such later date as may be mutually agreed to by Mr. Dunn and the Company (the “Termination Date”), Mr. Dunn will provide transition services to the Company, including working with the CEO on executive transition matters and other duties and responsibilities established by the Board consistent with the position of Executive Chairman.

Pursuant to the Letter Agreement, the Employment Agreement dated January 12, 2015 between the Company and Mr. Dunn (the “Prior Agreement”) will terminate, the rights and obligations under the Prior Agreement will terminate, and Mr. Dunn agrees to waive and release any rights or claims related to the Prior Agreement, except as otherwise set forth in the Letter Agreement. Mr. Dunn will be paid a monthly salary of $100,000 and will remain eligible to receive (1) an “annual bonus” for 2016 and (2) a “completion bonus” (each as defined in the Prior Agreement) in an amount up to $500,000, subject to the discretion of the Compensation Committee of the Board and his continued employment with the Company through December 31, 2016. Pursuant to the Letter Agreement, while an employee, the Company will also continue to provide Mr. Dunn with benefits generally available to its other employees, which may include medical and retirement plans.

In addition, pursuant to the Letter Agreement, the Company and Mr. Dunn agreed that for purposes of the Company’s 2011 Stock Incentive Plan (the “2011 Plan” and, together with the 2015 Plan, the “Stock Plans”), the 2015 Plan and related nonqualified stock option agreements, Mr. Dunn’s employment or service will be deemed to continue in effect as long as he is an employee of or in service to the Company, and any transition from employee to non-employee director will not be deemed a termination under such Stock Plans and option agreements.

Furthermore, for purposes of the performance-contingent restricted stock unit and cash-settled performance share/unit awards granted under the 2015 Plan, such awards will continue to vest only while Mr. Dunn remains an employee of the Company through the Termination Date.

If Mr. Dunn remains employed by the Company through November 24, 2016, and is subsequently terminated by the Company for a reason other than for “cause” (as defined under the applicable Stock Plan) after November 24, 2016, then the Compensation Committee will agree to treat such termination as a “retirement” and a “qualifying termination” under the terms of the applicable Stock Plan. Furthermore, if the Company terminates Mr. Dunn’s employment for a reason other than for “cause” (as defined under the applicable Stock Plan) prior to November 24, 2016, then the Compensation Committee will agree to treat such termination as a “retirement” and a “qualifying termination” under the terms of the applicable Stock Plan. Following the Termination Date, Mr. Dunn will continue to serve as a member of the Board in a non-employee capacity, subject to nomination for re-election by the Board and continued election by the Company’s stockholders.

Pursuant to the Letter Agreement, Mr. Dunn will remain subject to the restrictive covenants contained in the Prior Agreement, except as otherwise set forth in the Letter Agreement. In addition, Mr. Dunn shall abide by any equity retention policy, compensation recovery policy, stock ownership guidelines or other similar policies maintained by the Company.

The foregoing summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated June 14, 2016 between Peter R. Knitzer and Regional Management Corp.

10.2	Letter Agreement dated June 14, 2016 between Michael R. Dunn and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on June 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: June 14, 2016	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated June 14, 2016 between Peter R. Knitzer and Regional Management Corp.

10.2	Letter Agreement dated June 14, 2016 between Michael R. Dunn and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on June 14, 2016

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